Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-268720) pertaining to the VivoPower International PLC 2017 Omnibus Equity Incentive Plan as amended on July 28, 2023, and the Registration Statement on Form F-3 (File No. 333-251304) as amended on December 21, 2020, of our report dated June 30, 2023, with respect to the consolidated financial statements of VivoPower International PLC which appears in this Form 20-F.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP	15 Westferry Circus
Canary Wharf
October 6, 2023	London E14 4H